CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Everest Reinsurance Holdings, Inc. of our report dated March 30, 2018 relating to the financial statements, which appears in Everest Reinsurance Holdings, Inc.'s Annual Report on Form 10‑K for the year ended December 31, 2017.  We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
 September 12, 2018